Exhibit 99.1

ChineseInvestors.com, Inc. Announces Stock Dividend Details Related to the Spinoff of All Hemp-Related Assets Including its China-based Wholly Owned Foreign Enterprise in, XiBiDi (“CBD”) Biotechnology Co. Ltd. and its Wholly Owned United States Subsidiaries, ChineseHempOil.com, Inc. and Hemp Logic, Inc.

SAN GABRIEL, CA (February 27, 2018) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or the “Company”), the premier financial information website for Chinese-speaking investors, today announces the details of the stock dividends related to the upcoming spinoff of all hemp-related assets including its China-based wholly owned foreign enterprise, CBD Biotechnology Co. Ltd. (“CBD Biotech”) and its wholly owned United States subsidiaries, ChineseHempOil.com, Inc. (“Chinese Hemp Oil”) and Hemp Logic, Inc. (“Hemp Logic”).

Last month, the Company’s subsidiaries achieved combined sales of over $100,000.00 and are well positioned to continue to achieve substantial growth into 2018 and beyond. CIIX plans to spin off all of its hemp related assets including, but not limited to, CBD Biotech, Chinese Hemp Oil and Hemp Logic into a single private company (the “New Company”) with the goal being to bring the New Company into the public market in 12 to 18 months that follow. The New Company will issue one share of stock in the New Company for every four shares of CIIX’s common stock held by investors as of the date of the spinoff, May 31, 2018.

According to CIIX’s CEO, Warren Wang, “We want to provide our shareholders the opportunity to take advantage of this dividend; therefore, we encourage holders of our preferred stock to convert into common prior to May 31, 2018.”

CIIX will continue to oversee the progress of the New Company. CIIX’s CEO, Mr. Wang, and its CFO, Paul Dickman will serve on the board of directors of the New Company. CIIX is also currently evaluating potential independent board members for the New Company and individuals to join the management team.

CIIX has enjoyed success in helping to support various startup companies through its advertising and public relation related support services. Many of those startup companies have gone on to achieve strong stock prices. We look forward to the Company’s spin off continuing this track record of success. Chinese Hemp Oil, Hemp Logic and CBD Biotech represent the Company’s only involvement in the hemp industry, with its hemp-based CBD products; therefore, spinning off these entities will completely remove the parent, CIIX, from its involvement in the hemp industry, leaving the New Company to capitalize on the continuously growing hemp industry and other complimentary ventures.

“This is a great time to spin off CIIX’s CBD focused assets as we continue to explore new ways to expand its core financial services business, including its recent move into the cryptocurrency and blockchain technology industry,” according to ChineseInvestors.com, Inc.’s CFO Paul Dickman.

About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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